Exhibit 3.1(w)

RI SOS Filing Number: 201063645210 Date: 06/21/2010 9:27 AM

Filing Fee $50.00	ID Number: 000104105
(See footnote below)

STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS

Office of the Secretary of State

Corporations Division

148 W. River Street

Providence, Rhode Island 02904-2615

LIMITED LIABILITY COMPANY

ARTICLES OF AMENDMENT TO

ARTICLES OF ORGANIZATION

Pursuant to the provisions of Section 7-16-12 of the General Laws of Rhode Island, 1956, as amended, the undersigned limited liability company hereby amends its Articles of Organization as follows:

1.	The name of the limited liability company is: Conversant Communications of Rhode Island, LLC

2.	The Articles of Organization of the limited liability company as amended or restated to date are amended as follows:

Article 7. The limited liability company is to be managed by its members.
The Member Is Conversant Communications, LLC
5 Wall Street, Burlington, MA 01803

3.	The effective date of this amendment, if later than the date of the filing of these Articles of Amendment, is:

(not prior to, nor mole than 30 days after, the filing of these Articles of Amendment)

Under penalty of perjury, I declare and affirm that I have examined these Articles of Amendment, including any accompanying attachments, and that all statements contained herein are true and correct.

Conversant Communications of Rhode Island, LLC
Print Name of Limited Liability Company

By	Conversent Communications, LLC, Its Sole Member

By:	/s/ Raymond B. Ostroski
Raymond B. Ostroski
EVP, General Counsel and Secretary

Filing fee footnote

If the purpose of this amendment is solely to indicate a change in managers pursuant to Section 7-18-12(a)(2), the filing fee shall be $10.00

Filing Fee: $50.00	LLC I.D. # 104105

State of Rhode Island and Providence Plantations

OFFICE OF THE SECRETARY OF STATE

BUSINESS DIVISION

CORPORATIONS

100 NORTH MAIN STREET

PROVIDENCE, RI 02903

LIMITED LIABILITY COMPANY

ARTICLES OF AMENDMENT TO

ARTICLES OF ORGANIZATION

Pursuant to the provisions of Section 7-16-12 of the General Laws, 1956, as amended, the undersigned limited liability company hereby amends its Articles of Organization as follows:

FIRST: The name of the Limited Liability Company is: NEVD of Rhode Island, LLC

SECOND: The Articles of Organization of the Limited Liability Company as amended or restated to date are amended as follows:

(Insert amendment)

Article 1 is amended to read as follows:

“1. The name of the limited liability company is Conversent Communications of Rhode Island, LLC.”

THIRD: The effective date of this amendment, if later than the date of the filing of these Articles of Amendment, is:                                                                 (not more than 30 days after the filing of these Articles of Amendment)

Dated September 27, 1999	New England Voice and Data, L.L.C.

	By:	/s/ David L. Mayer
David L. Mayer
Secretary

Filing Fee: $150.00	ID Number 104105

STATE OF RHODE ISLAND AND PROVIDENCE PLANTATIONS

Office of the Secretary of State

Corporations Division

100 North Main Street

Providence, Rhode Island 02903-1335

LIMITED LIABILITY COMPANY

ARTICLES OF ORGANIZATION

(To Be Filed In Duplicate)

Pursuant to the provisions of Chapter 7-16 of the General Laws, 1956, as amended, the following Articles of Organization are adopted for the limited liability company to be organized hereby:

1.                                       The name of the limited liability company is NEVD of Rhode Island, LLC

2.                                       The name and address of the resident agent in the State of Rhode Island is:

David L. Mayer, Esq.

Cameron & Mittleman, LLP

56 Exchange Terrace

Providence, RI 02903

3.                                       Under the terms of these Articles of Organization and any written operating agreement made or intended to be made, the limited liability company is intended to be treated for purposes of federal income taxation as a partnership

4.                                       The address of the principal office of the Limited liability company if it is determined at the time of organization:

c/o Robert J. Shanahan

Three Regency Plaza

Providence, RI 02903

5.                                       The limited liability company has the purpose of engaging in any business which a limited partnership may carry on except the provision of professional services as defined in Section 7-5.1-2, and shall have perpetual existence until dissolved or terminated in accordance with Chapter 7-16 unless a more limited purpose or duration is set forth in paragraph 6 of these Articles of Organization.

6.                                       Additional provisions (if any) not inconsistent with law, which the members elect to have set forth in these Articles of Organization, including, but not limited to, any limitation of the purposes or duration for which the limited liability company is formed, and any other provision which may be included in an operating agreement:

All members, managers, officers, employees and agents of the limited liability company shall be indemnified as provided in the Operating Agreement of the limited liability company. No member or manager of the limited liability company shall have any liability to the limited liability company or its members for monetary damages for breach of any duty provided in Section 7-16-7 of the General Laws of Rhode Island, 1956, as amended, except as expressly provided in Section 7-16-18(b) of said General Laws.

7.                                       The limited liability company is to be managed by one (1) or more managers

8.                                       If the limited liability company has managers at the time of filing these Articles of Organization, state the name and address of each manager:

Manager	Address
Robert C. Fanch	1873 South Bellaire Street, Suite 1550
Denver, CO 80222

9.                                       The date these Articles of Organization are to become effective, if later than the date of filing, is: Upon the filing of these articles

Under penalty of perjury I declare and affirm that I have examined these Articles of Organization and that all statements contained herein are true and correct.

Dated: December 30, 1998	/s/ David L. Mayer
Signature of Authorized Person